Exhibit 99.1

STANDARD DIVERSIFIED INC. REPORTS FINANCIAL RESULTS FOR ITS SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2019

NEW YORK, NY, August 8, 2019 – Standard Diversified Inc. (the “Company”) (NYSE American: SDI) today announced its financial results for the second quarter and six months ended June 30, 2019. In addition to its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the Company will also make available an updated Investor Presentation on its corporate website at www.standarddiversified.com.

2019 Second Quarter Highlights
•	Total revenues increased 14.0% to $101.8 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB).
•	Net income attributable to SDI was $1.0 million or $0.05 per diluted share.

2019 First Half Highlights
•	Total revenues increased 17.8% to $201.8 million as a result of strong growth at Turning Point Brands, Inc.
•	Net loss attributable to SDI was $(2.6) million or $(0.16) per diluted share.

About Standard Diversified Inc.
Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries, including insurance, other tobacco products and outdoor advertising. For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements.

Contact Information:
Adam Prior
The Equity Group Inc.
Phone: (212) 836-9606
aprior@equityny.com

Standard Diversified Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(dollars in thousands except share and per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Net sales	$94,053	$81,773	$186,362	$156,121
Insurance premiums earned	7,158	7,134	14,307	14,451
Net investment income	222	176	557	370
Other income	331	187	550	394
Total revenues	101,764	89,270	201,776	171,336

Operating costs and expenses:
Cost of sales	52,803	45,950	104,580	88,406
Selling, general and administrative expenses	22,438	22,275	53,178	45,745
Incurred losses and loss adjustment expenses	9,152	5,405	15,716	11,217
Impairment loss on goodwill and other intangible assets	-	-	2,826	-
Other operating expenses	2,529	1,541	5,245	2,830
Total operating costs and expenses	86,922	75,171	181,545	148,198
Operating income	14,842	14,099	20,231	23,138

Interest expense, net	4,358	4,110	8,849	8,106
Interest and investment income	(176)	(270)	(338)	(377)
Loss on extinguishment of debt	150	-	150	2,384
Net periodic benefit (income) expense, excluding service cost	(11)	264	(22)	221
Income before income taxes	10,521	9,995	11,592	12,804
Income tax expense	2,979	1,908	4,333	2,717
Net income	7,542	8,087	7,259	10,087
Net income attributable to noncontrolling interests	(6,580)	(4,559)	(9,840)	(6,038)
Net income (loss) attributable to Standard Diversified Inc.	$962	$3,528	$(2,581)	$4,049

Net income (loss) attributable to SDI per Class A and Class B Common Share – Basic	$0.06	$0.21	$(0.15)	$0.24
Net income (loss) attributable to SDI per Class A and Class B Common Share – Diluted	$0.05	$0.20	$(0.16)	$0.23
Weighted Average Class A and Class B Common Shares Outstanding – Basic	16,819,824	16,609,828	16,839,456	16,795,815
Weighted Average Class A and Class B Common Shares Outstanding – Diluted	16,862,337	16,610,654	16,839,456	16,829,326

Standard Diversified Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands except share and per share data)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$16,357	$21,201
Fixed maturities available for sale, at fair value; amortized cost of $25,173 in 2019 and $32,474 in 2018	25,514	32,132
Equity securities, at fair value; cost: $1,099 in 2019 and $794 in 2018	1,050	693
Trade accounts receivable, net of allowances of $49 in 2019 and $42 in 2018	6,604	2,901
Premiums receivable	5,303	5,858
Inventories	94,583	91,237
Other current assets	18,694	15,045
Property, plant and equipment, net	28,586	27,741
Right of use assets	13,802	-
Deferred financing costs, net	797	870
Intangible assets, net	33,608	38,325
Deferred policy acquisition costs	2,135	2,279
Goodwill	147,846	146,696
Master Settlement Agreement (MSA) escrow deposits	31,724	30,550
Other assets	6,049	6,415
Total assets	$432,652	$421,943

LIABILITIES AND EQUITY
Reserves for losses and loss adjustment expenses	$28,911	$27,330
Unearned premiums	11,861	12,707
Advance premiums collected	331	500
Accounts payable	21,132	9,225
Accrued liabilities	21,223	23,883
Current portion of long-term debt	14,696	9,431
Revolving credit facility	15,000	26,000
Notes payable and long-term debt	194,327	208,616
Lease liabilities	12,221	-
Deferred income taxes	1,949	2,711
Postretirement benefits	3,096	3,096
Asset retirement obligations	2,100	2,028
Other long-term liabilities	3,193	1,687
Total liabilities	330,040	327,214

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; authorized shares 50,000,000; -0- issued and outstanding shares	-	-
Class A common stock, $0.01 par value; authorized shares, 300,000,000; 9,086,776 issued and outstanding at June 30, 2019 and 9,156,293 issued and 9,052,801 outstanding at December 31, 2018	91	92
Class B common stock, $0.01 par value; authorized shares, 30,000,000; 7,750,528 and 7,801,995 issued and outstanding at June 30, 2019 and December 31, 2018, respectively; convertible into Class A shares on a one-for-one basis	78	78
Additional paid-in capital	79,958	81,260
Class A treasury stock, 103,492 common shares at cost as of December 31, 2018	-	(1,440)
Accumulated other comprehensive loss	(1,252)	(1,683)
Accumulated deficit	(27,194)	(24,613)
Total stockholders’ equity	51,681	53,694
Noncontrolling interests	50,931	41,035
Total equity	102,612	94,729
Total liabilities and equity	$432,652	$421,943